UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

December 27, 2012

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

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Item 1.01 Entry into Material Definitive Agreements

On December 27, 2012, through our wholly-owned subsidiary, Jubilant Cadista Pharmaceuticals Inc. (“Cadista Pharmaceuticals”), we entered into the following agreements: (i) an amendment to the Master Supply Agreement, dated May 27, 2011 (the “2011 Master Supply Agreement”), with Jubilant Life Sciences Ltd (“Jubilant;” such amendment, the “2011 Master Supply Agreement Amendment”), pursuant to which we market in the United States certain agreed upon pharmaceutical products manufactured and supplied by Jubilant; and (ii) a new Master Supply Agreement with Jubilant (the “2012 Master Supply Agreement”), pursuant to which Jubilant will market in certain agreed upon countries outside of the United States certain agreed upon pharmaceutical products manufactured and supplied by us.

In accordance with our policy and procedure with respect to the approval of related party transactions, a committee comprised of our independent directors, Messrs. Becker and Seth, reviewed and approved of the proposed 2011 Master Supply Agreement Amendment, and the 2012 Master Supply Agreement and the transactions contemplated thereby.

The 2011 Master Supply Agreement Amendment

The 2011 Master Supply Agreement Amendment amended the 2011 Master Supply Agreement to add twenty two (22) additional products (collectively, the “New Products”). The 2011 Master Supply Agreement contemplated that additional products developed by Jubilant might be added to it from time to time by mutual agreement of the parties. Abbreviated New Drug Applications (“ANDAs”) for all of the New Products have been filed with the United States Food and Drug Administration (the “FDA”). ANDAs for the following three New Products have received FDA approval: Escitalopram tablets, which is the generic equivalent to Lexapro (in 5, 10 and 20 mg dosages); Olanzapine ODT, which is the generic equivalent of Zyprexa/Zydis (in 5, 10, 15 and 20 mg dosages); and Valacyclovir, which is the generic equivalent of Valtrex (in 500 and 1000 mg dosages).

Four products were included in the Master Supply Agreement when it was originally entered into in May 2011. These four original products consist of the following: Lamotrigine Chewable tablets (in 5 mg. and 25 mg. dosages), which is the generic equivalent of Lamictal; Donepezil Hydrochloride Tablets (in 5mg. and 10mg. dosages), which is the generic equivalent of Aricept®; Risperidone ODT (in 0.5 mg, 1mg, 2mg, 3 mg and 4mg dosages), which is the generic equivalent of Risperdal® M-Tabs; and Pantoprazole DR Tablets (in 20 mg. and 40 mg. dosages), which is a generic equivalent of Protonix®.

The New Products that have been added to the 2011 Master Supply Agreement are subject to the same terms and conditions as the other products covered under the 2011 Master Supply Agreement, including the following:

We have exclusive United States marketing rights to all of the products covered under the 2011 Master Supply Agreement, including the New Products;

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We are prohibited from marketing or selling in the United States any product that competes with a product covered under the 2011 Master Supply Agreement, including the New Products; and

Jubilant will be responsible for the ANDA regulatory approval process for all products under the 2011 Master Supply Agreement and will own any ANDAs that are, or have been, approved for the products covered under such agreement.

See Item 13 - “Certain Relationships and Related Party Transactions, and Director Independence” of our Annual Report on Form 10-K for our Fiscal Year ended March 31, 2012, for a more detailed description of the 2011 Master Supply Agreement.”

We expect that additional products that have been, or may be, developed by Jubilant will be added to the 2011 Master Supply Agreement, from time to time upon mutual agreement, for marketing by us in the United States; however, there can be no assurance that this will be the case.

2012 Master Supply Agreement

Pursuant to the 2012 Master Supply Agreement Jubilant acquired the exclusive marketing rights to nine of our products in 27 countries outside of the United States. We expect that additional products that have been, or may be, developed by us will be added to the 2012 Master Supply Agreement, from time to time upon mutual agreement, for marketing by Jubilant in those countries outside of the United States that are mutually agreed upon; however, there can be no assurance that this will be the case.

We are responsible for obtaining the licenses or marketing approvals (collectively, “Regulatory Approvals”) necessary as a prerequisite for marketing products under the 2012 Master Supply Agreement in those countries in which Jubilant has been granted marketing rights and will own any resultant Regulatory Approvals. Jubilant is obligated to cooperate with us with respect to the preparation of the applications for Regulatory Approvals and to provide such assistance (including guidance as to the regulatory requirements in each applicable country in which Jubilant has been granted marketing rights), as we reasonably request. Jubilant is also responsible for the filing of such applications with the applicable regulatory agencies and for the prosecution, as our regulatory agent, of such applications and maintaining any resultant Regulatory Approvals in accordance with our instructions

Jubilant is prohibited from marketing or selling in the countries in which it is granted marketing rights any product that competes with a product covered under the 2012 Master Supply Agreement in such countries. Subject to certain exceptions, Jubilant is required to purchase from us all of its requirements for products that are to be marketed by Jubilant pursuant to the 2012 Master Supply Agreement and we are required to use commercially reasonable efforts to supply Jubilant with finished dosage packaged products satisfying these requirements (either by manufacturing the products ourselves or arranging for an approved manufacturer to do so). We are prohibited from supplying a product covered by the 2012 Master Supply Agreement to third parties for use or sale in the countries in which Jubilant is granted marketing rights with respect to such product without Jubilant’s prior written consent.

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Pursuant to the terms of the 2012 Master Supply Agreement, we will supply Jubilant with finished dosage of each product covered under the agreement, pursuant to purchase orders issued on a quarterly basis, at a price equal to 90% of Jubilant’s estimated sales price for such product. Jubilant is entitled to retain 10% of the net sales of the products covered under the 2012 Master Supply Agreement. We will invoice for all such products supplied by us to Jubilant, and to the extent Jubilant’s sales price is less than or greater than the amount it estimated for purposes of determining the invoiced price of the product, there will be an adjustment made on a quarterly basis; we will issue a credit to Jubilant for any overpayment resulting there from, and the amount of any underpayment will be remitted by Jubilant to us.

Jubilant is obligated to indemnify us for third-party losses arising from, among other things, its distribution of the products covered under the agreement (except to the extent we are required to indemnify Jubilant) and any product recalls caused by Jubilant’s negligence. We are obligated to indemnify Jubilant and its affiliates for any third party losses arising from, among other things: our manufacture and supply of any product covered under the agreement that does not meet the product specifications or warranties at the time of delivery and during the product’s shelf life; the infringement or misappropriation of any patent or trade secret of any third party relating to any such product; or any recall caused by our negligence. Jubilant’s liability to us for indemnification or breach of the agreement is limited to $250,000 in the aggregate for each country with respect to each product for which marketing rights are granted.

The 2012 Master Supply Agreement has an initial term, determined on a product-by-product and country-by-country basis, with respect to each product and country, of five years after the date of the first commercial sale of such product in a country with respect to which marketing rights are granted for such product, and thereafter automatically renews on a year to year basis with respect to such product and country unless either party notifies the other that it is electing not to renew. There is no assurance that the 2012 Master Supply Agreement will be extended with respect to any product or country after the expiration of the applicable initial five year term. The failure to renew the 2012 Master Supply Agreement could have an adverse effect on our results of operations and financial condition. The agreement may be terminated earlier by a party if there is a material breach of the agreement by the other party or if the other party, among other things, ceases to conduct business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan Chief Financial Officer

Date:    December 31, 2012

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